EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77o:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Report of Independent Accountants

To the Board of Directors and Shareholders of Credit Suisse Warburg Pincus Focus Fund, Inc.

In planning and performing our audit of the financial statements of Credit Suisse Warburg Pincus Focus Fund, Inc. (formerly known as Warburg, Pincus Focus Fund, Inc.) (the "Fund") for the year ended August 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2001.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
October 15, 2001



EXHIBIT B:
Credit Suisse Warburg Pincus Focus Fund
10-F3 Transactions
For the Period of March 1, 2001 through August 31, 2001


FUND Credit Suisse Warburg Pincus Focus Fund
OFFERING Sprint Corp.
DATE5/30/01
BROKER Goldman Sachs
PRICE $19.00
PAR/SHARES 19,300
% OF OFFERING  0.01%
% OF ASSETS  2.06%
SYNDICATE MEMBER CS First Boston


FUND Credit Suisse Warburg Pincus Focus Fund
OFFERING Kraft
DATE  6/12/01
BROKER Salomon
PRICE  $31.00
PAR/SHARES  8,300
% OF OFFERING  0.00%
% OF ASSETS  1.53%
SYNDICATE MEMBER CS First Boston



EXHIBIT C:

                        Amendment to the By-Laws
                                   of
                      Warburg, Pincus Focus Fund, Inc.

Pursuant to Article VIII of the By-Laws of Warburg, Pincus Focus
Fund, Inc. the name has changed to Credit Suisse Warburg Pincus
Focus Fund, Inc.
Dated the 26th day of March, 2001



                             ARTICLES SUPPLEMENTARY
                                      OF
                    CREDIT SUISSE WARBURG PINCUS FOCUS FUND, INC.

CREDIT SUISSE WARBURG PINCUS FOCUS FUND, INC. (the "Corporation"), a Maryland corporation with its principal corporate offices in the State of Maryland in Baltimore, Maryland, DOES HEREBY CERTIFY:
FIRST: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940
Act"), and having authorized capital of Three Billion (3,000,000,000) shares of common stock, par value $0.001 per share ("Common Stock"), has adopted resolutions:
1. Authorizing the issuance of an additional
Three Billion (3,000,000,000) shares of Common Stock, with an aggregate par value of Three Million Dollars ($3,000,000).
2. Classifying One Billion (1,000,000,000)
Shares of such additional authorized but unissued shares as Class A Shares, One Billion (1,000,000,000) of such shares as Class B Shares, and One Billion (1,000,000,000) of such shares as Class C Shares.
SECOND: Each Class A Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:
(i) Class A Shares will share equally with Common
Stock other than Class A Shares ("Non-Class A
Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class A
Shares with the liabilities and expenses of the Corporation, except that Class A Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class A Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class A Shares are sold;
(ii) Only Class A Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class A
Shares, except that if said matter also
affects Non-Class A Shares, Non-Class A
Shares will also be entitled to vote, and in such case Class A Shares will be voted in the aggregate together with such Non-Class A
Shares and not by series except where
otherwise required by law. Class A Shares will not be entitled to vote on any matter that does not affect Class A Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class A Shares;
(iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and
(iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation
(the "Corporation's Registration
Statement"), certain Class A Shares may be converted automatically into Non-Class A
Shares based on the relative net asset values of such classes at the time of conversion;
subject, however, to any conditions of
conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.
THIRD: Each Class B Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:
(i) Class B Shares will share equally with Common
Stock other than  Class B Shares ("Non-Class
B Shares") in the income, earnings and
profits derived from investment and
reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class B Shares with the liabilities and expenses of the Corporation, except that Class B Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class B Shares or as set forth in the Prospectus or Statement of Additional
Information pursuant to which the Class B
Shares are sold;
(ii) Only Class B Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class B
Shares, except that if said matter also
affects Non-Class B Shares, Non-Class B
Shares will also be entitled to vote, and in such case Class B Shares will be voted in the aggregate together with such Non-Class B
Shares and not by series except where
otherwise required by law. Class B Shares will not be entitled to vote on any matter that does not affect Class B Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class B Shares;
(iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and
(iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the
Corporation's Registration Statement, certain
Class B Shares may be converted automatically into Non-Class B Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration
Statement.
FOURTH: Each Class C Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:
(i) Class C Shares will share equally with Common
Stock other than Class C Shares ("Non-Class C
Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class C
Shares with the liabilities and expenses of the Corporation, except that Class C Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class C Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class C Shares are sold;
(ii) Only Class C Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class C
Shares, except that if said matter also
affects Non-Class C Shares, Non-Class C
Shares will also be entitled to vote, and in such case Class C Shares will be voted in the aggregate together with such Non-Class C
Shares and not by series except where
otherwise required by law. Class C Shares will not be entitled to vote on any matter that does not affect Class C Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class C Shares;
(iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and
(iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the
Corporation's Registration Statement, certain
Class C Shares may be converted automatically into Non-Class C Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration
Statement.
FIFTH: The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to the authority and power contained in ARTICLE V of the Corporation's charter.


IN WITNESS WHEREOF, the undersigned have executed these Articles Supplementary on behalf of Credit Suisse Warburg Pincus Focus Fund, Inc., and acknowledge that it is the act and deed of the Corporation and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.
Dated: May 25, 2001
CREDIT SUISSE WARBURG PINCUS
FOCUS FUND, INC.

By:    /s/Hal Liebes
Name:  Hal Liebes
Title: Vice President and Secretary

ATTEST:

/s/Gregory Bressler
Name:  Gregory Bressler
Title:    Assistant Secretary



                            ARTICLES OF AMENDMENT
                                     OF
                           ARTICLES OF INCORPORATION
                                     OF
                        WARBURG, PINCUS FOCUS FUND, INC.

Warburg, Pincus Focus Fund, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland General Corporation Law, hereby certifies that:
FIRST: Article II of the Charter of the Corporation is amended to read as follows:
ARTICLE II
NAME
The name of the corporation is Credit Suisse Warburg
Pincus Focus Fund, Inc.
SECOND: The above amendment to the Charter was unanimously approved by the Board of Directors. The amendment is limited to a change expressly permitted by 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.
THIRD: The above amendment to the Charter shall become effective as of March 26, 2001.
IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under penalties of perjury.

DATE: February 27, 2001
/s/Hal Liebes

Hal Liebes
Vice President and Secretary


ATTEST:
/s/Gregory N. Bressler
Gregory N. Bressler
Assistant Secretary